UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2009

FREZER, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-51336	20-2777600
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

No. 90-1 Hongji Street
Xigang District Dalian City
Liaoning Province, PRC, 116011

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (011)-86-411-83678755

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 30, 2009, the Board of Directors of Frezer, Inc. (the “Company”, “we” or “us”) approved the termination of Chang G. Park, CPA (“Park”) as our independent accountant.

Concurrent with this action, our Board of Directors appointed PATRIZIO & ZHAO, LLC (“P&Z”) as our new independent certified public accounting firm. P&Z is located at 322 Rt 46 West, Suite L100 Parsippany, NJ 07054. It has been auditing the financial statements of Dalian Befut Wire and Cable Manufacturing Co., Ltd (“Dalian Befut”), the captive manufacturing company we controlled through a series of agreements.  Accordingly, management elected to continue this existing relationship with P&Z and engage it as the Company’s independent auditors.

Our consolidated financial statements for the years ended December 31, 2008 and 2007 were audited by Park. Park’s reports on our financial statements for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2008 and 2007 and through the date of discontinuance of Park’s engagement as the Company’s independent accountant, there were no disagreements with Park on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Park, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

In addition, there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K that occurred within the Company’s two most recent fiscal years and the subsequent interim period preceding the date of discontinuance of Park’s engagement as the Company’s independent accountant.

The Company has provided to Park a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested him to furnish a letter addressed to the SEC stating whether he agrees with the statements made above. Attached as Exhibit 16.1 is a copy of Park’s letter to the SEC, dated April 30, 2009.

During the period the Company engaged Park, neither the Company nor anyone on the Company's behalf consulted with P&Z regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements and either a written report was provided to the Company or oral advice was provided that P&Z concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has authorized Park to respond fully to all inquiries of P&Z.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 30, 2009, the board of directors of the Company resolved to amend the Company’s Bylaws to the effect that the Company’s fiscal year end is changed from December 31 to June 30. Accordingly, the first paragraph of Section 4 of Article VII of the Company’s Bylaws is amended and read in its entirety as follows. Only the last sentence of such paragraph was amended, which was previously read as “The fiscal year of the corporation shall be January 1 to December 31.”

“4. Financial Statements. Unless modified by resolution of the Shareholders within 120 days of the close of each fiscal year, the Corporation make available to its Shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. The fiscal year end of the Corporation shall be June 30.”

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
Exhibit 3.1	Amendment to the Company’s Bylaws.
Exhibit 16.1	Letter dated April 30, 2009 from Chang G. Park, CPA, to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frezer, Inc.
Date: May 1, 2009	By:	/s/ Hongbo Cao
Hongbo Cao
President and Chief Executive Officer